Exhibit 99.2

Quarterly Supplemental Information

VEREIT

Third Quarter 2020

VER
LISTED
NYSE

A real estate operating company which owns single-tenant commercial properties.

Disciplined. Transparent. Consistent.

www.VEREIT.com

Walgreens
PHARMACY

FedEx

THE HOME DEPOT
CALIFORNIA'S HOME IMPROVEMENT WAREHOUSE

amazon

Q3 2020 SUPPLEMENTAL INFORMATION

VEREIT Supplemental Information
September 30, 2020

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 2

Q3 2020 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the three months ended September 30, 2020, unless otherwise indicated. Certain balances have been reclassified to conform with the current period's presentations, including partnership fees earned from services provided to our unconsolidated joint ventures, which were previously included in other income, net. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2020, June 30, 2020, March 31, 2020, and September 30, 2019.
The novel coronavirus ("COVID-19") pandemic has impacted all states where our tenants operate their businesses or where our properties are located, and measures taken to prevent or remediate COVID-19, including “shelter-in-place” or “stay-at-home” orders, other quarantine mandates and restrictions on the operations of certain types of businesses issued by local, state or federal authorities, have had an adverse effect on our business and the businesses of our tenants. While our business was not materially impacted during the nine months ended September 30, 2020 from the COVID-19 pandemic, our rent collection was impacted and for the third quarter was 94% of rental revenue. The full extent of the future impact of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations is uncertain.
In the second quarter of 2020, the Company updated its definition of Normalized EBITDA to include the impact of straight-line rent, in order to be consistent with peer companies. The Company recast the data presented for prior periods, including ratios impacted by the change.
In the third quarter of 2019, the Company entered into agreements to settle certain outstanding litigation, including the class action litigation, In re American Realty Capital Properties, Inc. Litigation, No. 1:15-mc-00040 (AKH) (the “Class Action”). In accordance with the terms of the stipulation of settlement and settlement contemplated therein for the Class Action (the "Class Action Settlement"), certain defendants agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (together, the “Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former Chief Financial Officer (the “Former CFO”), $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contribution from the Company’s Former Manager and Former CFO was satisfied with a combination of (i) limited partner OP Units held by the Former Manager and Former CFO, (ii) amounts due related to dividends on certain of such limited partner OP Units previously withheld from distribution, (iii) the value of substantially all of the limited partner OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager with the U.S. Securities and Exchange Commission (the "SEC"), and (iv) cash paid by the Former Manager and Former CFO. Pursuant to the Class Action Settlement, on October 15, 2019, the Company funded $966.3 million in connection therewith, which includes the Company's contribution of $738.5 million and cash contributed by the Company to the Class Action Settlement fund for the surrendered limited partner OP Units and amounts due related to the previously withheld dividends. The Company determined that Net Debt (as defined herein) as of September 30, 2019 should include the amounts payable in cash pursuant to the Class Action Settlement. Management believed that including the impact of the payables in Net Debt provided useful information to investors to assess our liquidity, financial flexibility, capital structure and leverage, as the Company maintained a high cash balance at September 30, 2019 with the intent to use the cash to fund the Class Action Settlement. The Company also entered into settlement agreements and releases to settle the remaining opt out actions and paid $27.0 million during the three months ended September 30, 2019 in connection therewith, which when aggregated with the Company's contribution to the Class Action Settlement was a total cost to the Company of approximately $765.5 million in the third quarter of 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, the Company's future financial condition, results of operations, liquidity and business, including leasing, acquisitions, dispositions, rent receipts, rent relief requests and rent relief granted, debt levels, maturities and refinancings, the expected reverse stock split, the payment of future dividends and the impact of COVID-19 on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the Company's ability to meet its 2020 guidance; the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rental payments) and the economy generally; federal, state, or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company's ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company's properties; risks accompanying the management of its industrial and office partnerships; the impact of impairment charges in respect of certain of the Company's properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company's management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company's tenants, which are heightened as a result of the COVID-19 pandemic; the Company's ability to access capital markets (including on attractive terms) as a result of the impact of COVID-19; risks associated with the Company's substantial indebtedness, including that such indebtedness may affect the Company's ability to pay dividends and that the terms and restrictions within the agreements governing the Company's indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

VEREIT is a real estate company incorporated in Maryland on December 2, 2010, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. The Company targets properties that are strategically located and essential to the business operations of the tenant, as well as retail properties that offer necessity- and value-oriented products or services. At September 30, 2020, approximately 37.7% of the Company's Annualized Rental Income was earned from Investment-Grade Tenants, Economic Occupancy Rate was 98.5% and the Weighted Average Remaining Lease Term was 8.4 years.

Tenants, Trademarks and Logos
VEREIT is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Glenn J. Rufrano, Chief Executive Officer	Hugh R. Frater, Non-Executive Chairman

Michael J. Bartolotta, Executive Vice President and Chief Financial Officer	David B. Henry, Independent Director

Lauren Goldberg, Executive Vice President, General Counsel and Secretary	Mary Hogan Preusse, Independent Director

Paul H. McDowell, Executive Vice President and Chief Operating Officer	Richard J. Lieb, Independent Director

Thomas W. Roberts, Executive Vice President and Chief Investment Officer	Eugene A. Pinover, Independent Director

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Julie G. Richardson, Independent Director

Glenn J. Rufrano, Chief Executive Officer and Director

Corporate Offices and Contact Information

2325 E. Camelback Road, 9th Floor	19 West 44th Street, Suite 1401
Phoenix, AZ 85016	New York, NY 10036
800-606-3610	212-413-9100
www.VEREIT.com

Trading Symbols: VER, VER PRF

Stock Exchange Listing: New York Stock Exchange

Transfer Agent
Computershare Trust Company, N.A.
462 South 4th Street, Suite 1600
Louisville, KY 40202
855-866- 0787

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Quarterly Financial Summary (unaudited, dollars in thousands, except share and per share amounts)

The following table summarizes the Company's quarterly financial results and portfolio metrics. Data presented represents continuing operations.

	Three Months Ended
Financial Results	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total revenues	$295,278	$278,997	$299,182	$305,685	$303,301
Net income (loss)	$97,983	$54,239	$86,863	$71,168	$(741,529)
Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.08	$0.04	$0.07	$0.05	$(0.76)
Normalized EBITDA	$252,933	$238,479	$257,231	$261,538	$264,326
FFO attributable to common stockholders and limited partners	$171,233	$155,943	$181,822	$149,433	$(657,147)
FFO attributable to common stockholders and limited partners per diluted share	$0.158	$0.144	$0.168	$0.139	$(0.655)
AFFO attributable to common stockholders and limited partners	$166,547	$161,083	$180,974	$173,853	$177,580
AFFO attributable to common stockholders and limited partners per diluted share	$0.153	$0.149	$0.168	$0.161	$0.177
Dividends declared per common share	$0.0770	$0.0770	$0.1375	$0.1375	$0.1375
Weighted-average shares outstanding - diluted	1,085,138,376	1,079,553,066	1,079,751,240	1,077,647,052	1,002,899,652

Portfolio Metrics
Operating Properties	3,820	3,836	3,853	3,858	3,926
Rentable Square Feet (in thousands)	88,869	88,947	89,539	89,491	90,704
Economic Occupancy Rate	98.5%	98.8%	99.1%	99.1%	99.0%
Weighted Average Remaining Lease Term (years)	8.4	8.5	8.3	8.3	8.4
Investment-Grade Tenants (1) (2)	37.7%	37.0%	36.7%	38.6%	39.5%
___________________________________
(1)The weighted-average credit rating of our investment-grade tenants was BBB+ as of September 30, 2020.
(2)On October 21, 2020, Tractor Supply received an investment-grade rating (previously not rated). Including Tractor Supply's Annualized Rental Income, approximately 39.2% of the Company's Annualized Rental Income at September 30, 2020 would have been earned from Investment-Grade Tenants.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Financial and Operations Statistics and Ratios (unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$64,713	$63,636	$63,123	$66,292	$66,223
Normalized EBITDA (2)	252,933	238,479	257,231	261,538	264,326
Interest Coverage Ratio	3.91x	3.75x	4.08x	3.95x	3.99x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$64,713	$63,636	$63,123	$66,292	$66,223
Secured debt principal amortization	834	861	1,071	2,360	2,326
Dividends attributable to preferred shares	10,771	12,948	12,948	15,964	16,578
Total fixed charges	76,318	77,445	77,142	84,616	85,127
Normalized EBITDA (2)	252,933	238,479	257,231	261,538	264,326
Fixed Charge Coverage Ratio	3.31x	3.08x	3.33x	3.09x	3.11x

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net Debt Ratios
Net Debt (3)	$5,832,236	$5,804,109	$5,815,734	$5,790,308	$5,658,503
Normalized EBITDA annualized	1,011,732	953,916	1,028,924	1,046,152	1,057,304
Net Debt to Normalized EBITDA annualized ratio	5.76x	6.08x	5.65x	5.53x	5.35x

Net Debt (3)	$5,832,236	$5,804,109	$5,815,734	$5,790,308	$5,658,503
Gross Real Estate Investments (3)	14,621,857	14,704,629	14,781,956	14,775,948	14,911,108
Net Debt Leverage Ratio	39.9%	39.5%	39.3%	39.2%	37.9%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$11,936,645	$11,933,717	$12,005,190	$11,681,648	$11,374,138
Gross Real Estate Investments (3)	14,621,857	14,704,629	14,781,956	14,775,948	14,911,108
Unencumbered Asset Ratio	81.6%	81.2%	81.2%	79.1%	76.3%
___________________________________
(1)Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statements of Operations section for net income calculated in accordance with GAAP and to the EBITDAre and Normalized EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.
(3)Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. As discussed in the About the Data section, Net Debt as of September 30, 2019 includes the amounts payable in cash pursuant to the Class Action Settlement paid on October 15, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Key Balance Sheet Metrics and Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	52.1%

Corporate bonds	25.3%

Mortgage notes payable	9.8%

Credit facility term loan	6.6%

Preferred equity	3.5%

Convertible notes	1.9%

Proportionate share of amounts for unconsolidated entities	0.8%

Fixed vs. Variable Rate Debt

Fixed	84.5%
Swapped to Fixed	14.9%
Variable	0.6%

VEREIT Capitalization Table
	Wtd. Avg. Maturity (Years)	Rate (1)	September 30, 2020
Diluted shares outstanding			1,095,460
Stock price			$6.50
Implied Equity Market Capitalization			$7,120,490

Series F Perpetual Preferred (2)		6.70%	$473,025

Mortgage notes payable	2.3	4.99%	1,334,098
Proportionate share of amounts for unconsolidated entities	4.4	2.95%	106,516
Total secured debt	2.5	4.84%	$1,440,614

Credit facility term loan	2.6	3.59%	900,000
2020 convertible notes	0.2	3.75%	252,719
2024 corporate bonds	3.4	4.60%	500,000
2025 corporate bonds	5.1	4.63%	550,000
2026 corporate bonds	5.7	4.88%	600,000
2027 corporate bonds	6.9	3.95%	600,000
2028 corporate bonds	7.3	3.40%	600,000
2029 corporate bonds	9.2	3.10%	600,000
Total unsecured debt	5.3	3.96%	$4,602,719

Total Adjusted Principal Outstanding	4.6	4.17%	$6,043,333

Total Capitalization			$13,636,848
Less: Cash and cash equivalents			207,321
Less: Pro rata share of unconsolidated joint ventures' cash and cash equivalents			3,776
Enterprise Value			$13,425,751

Net Debt/Enterprise Value			43.4%
Net Debt/Normalized EBITDA Annualized			5.76x
Net Debt + Preferred (2)/Normalized EBITDA Annualized			6.23x
Fixed Charge Coverage Ratio			3.31x
Liquidity (3)			$1,703,337
___________________________________
(1)Weighted average interest rate for variable rate debt represents the interest rate in effect as of September 30, 2020.
(2)Balance represents 18.9 million shares of Series F Preferred Stock (and 18.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at September 30, 2020, multiplied by the liquidation preference of $25 per share.
(3)Liquidity represents cash and cash equivalents of $207.3 million and approximately $1.5 billion available capacity on our $1.5 billion revolving credit facility. Available capacity on our revolving credit facility is reduced by letters of credit outstanding of $4.0 million at September 30, 2020.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Assets
Real estate investments, at cost:
Land	$2,691,122	$2,705,149	$2,715,625	$2,738,679	$2,728,560
Buildings, fixtures and improvements	10,046,076	10,117,636	10,135,933	10,200,550	10,287,047
Intangible lease assets	1,872,899	1,891,831	1,899,900	1,904,641	1,909,932
Total real estate investments, at cost	14,610,097	14,714,616	14,751,458	14,843,870	14,925,539
Less: accumulated depreciation and amortization	3,829,368	3,756,132	3,659,980	3,594,247	3,559,403
Total real estate investments, net	10,780,729	10,958,484	11,091,478	11,249,623	11,366,136
Operating lease right-of-use assets	205,346	208,037	211,187	215,227	218,393
Investment in unconsolidated entities	100,339	86,300	78,718	68,825	69,025
Cash and cash equivalents	207,321	278,883	600,945	12,921	1,029,315
Restricted cash	14,955	21,203	18,720	20,959	20,742
Rent and tenant receivables and other assets, net	391,239	382,409	345,103	348,395	347,455
Goodwill	1,337,773	1,337,773	1,337,773	1,337,773	1,337,773
Real estate assets held for sale, net	1,896	48,093	88,513	26,957	66,684
Total assets	$13,039,598	$13,321,182	$13,772,437	$13,280,680	$14,455,523

Liabilities and Equity
Mortgage notes payable, net	$1,330,174	$1,393,652	$1,405,701	$1,528,134	$1,717,817
Corporate bonds, net	3,406,389	3,404,935	2,814,474	2,813,739	2,622,320
Convertible debt, net	252,077	270,152	319,120	318,183	397,726
Credit facility, net	896,630	896,314	1,767,306	1,045,669	895,351
Below-market lease liabilities, net	124,009	130,208	134,410	143,583	147,997
Accounts payable and accrued expenses	112,101	112,551	125,358	126,320	1,125,703
Derivative, deferred rent and other liabilities	162,952	161,538	146,893	90,349	101,828
Distributions payable	85,420	85,231	150,493	150,364	201,451
Operating lease liabilities	214,102	215,322	217,567	221,061	223,288
Total liabilities	6,583,854	6,669,903	7,081,322	6,437,402	7,433,481

Series F preferred stock	189	309	309	309	389
Common stock	10,913	10,779	10,778	10,768	10,677
Additional paid-in capital	13,048,678	13,256,288	13,252,447	13,251,962	13,360,675
Accumulated other comprehensive loss	(97,008)	(106,109)	(104,217)	(27,670)	(47,886)
Accumulated deficit	(6,514,171)	(6,517,303)	(6,475,568)	(6,399,626)	(6,306,590)
Total stockholders' equity	6,448,601	6,643,964	6,683,749	6,835,743	7,017,265
Non-controlling interests	7,143	7,315	7,366	7,535	4,777
Total equity	6,455,744	6,651,279	6,691,115	6,843,278	7,022,042
Total liabilities and equity	$13,039,598	$13,321,182	$13,772,437	$13,280,680	$14,455,523

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Revenues:
Rental	$293,692	$278,576	$298,586	$305,363	$302,985
Fees from managed partnerships	1,586	421	596	322	316
Total revenues	295,278	278,997	299,182	305,685	303,301
Operating expenses:
Acquisition-related	1,050	1,169	1,523	1,168	1,199
Litigation and non-routine costs, net	105	(118)	(8,564)	8,659	832,024
Property operating	31,400	29,098	30,490	34,066	30,822
General and administrative	14,774	16,120	15,056	16,966	14,483
Depreciation and amortization	109,191	110,599	124,080	112,307	115,111
Impairments	16,397	12,094	8,380	22,851	3,944
Restructuring	—	—	—	356	783
Total operating expenses	172,917	168,962	170,965	196,373	998,366
Other income (expense):
Interest expense	(66,935)	(65,613)	(64,696)	(69,628)	(67,889)
Gain (loss) on extinguishment and forgiveness of debt, net	61	(200)	(1,280)	(17,413)	975
Other income, net	73	778	175	7,139	2,421
Equity in income of unconsolidated entities	663	1,497	246	936	677
Gain on disposition of real estate and held for sale assets, net	42,814	8,795	25,249	41,541	18,520
Total other (expenses) income, net	(23,324)	(54,743)	(40,306)	(37,425)	(45,296)
Income (loss) before taxes	99,037	55,292	87,911	71,887	(740,361)
Provision for income taxes	(1,054)	(1,053)	(1,048)	(719)	(1,168)
Net income (loss)	97,983	54,239	86,863	71,168	(741,529)
Net (income) loss attributable to non-controlling interests	(51)	(31)	(55)	(43)	15,089
Net income (loss) attributable to the General Partner	$97,932	$54,208	$86,808	$71,125	$(726,440)

Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.08	$0.04	$0.07	$0.05	$(0.76)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net income (loss)	$97,983	$54,239	$86,863	$71,168	$(741,529)
Dividends on Series F Preferred Stock	(10,771)	(12,948)	(12,948)	(15,964)	(16,578)
Gain on disposition of real estate assets, net	(42,814)	(8,795)	(25,249)	(41,541)	(18,520)
Depreciation and amortization of real estate assets	108,803	110,207	123,645	111,892	114,695
Impairment of real estate	16,397	12,094	8,380	22,851	3,944
Proportionate share of adjustments for unconsolidated entities	1,635	1,146	1,131	1,027	841
FFO attributable to common stockholders and limited partners	$171,233	$155,943	$181,822	$149,433	$(657,147)

Weighted-average shares outstanding - basic	1,083,687,807	1,078,366,566	1,077,937,799	1,070,625,899	978,982,729
Effect of weighted-average Limited Partner OP Units and dilutive securities (1)	1,450,569	1,186,500	1,813,441	7,021,153	23,916,923
Weighted-average shares outstanding - diluted (2)	1,085,138,376	1,079,553,066	1,079,751,240	1,077,647,052	1,002,899,652

FFO attributable to common stockholders and limited partners per diluted share (3)	$0.158	$0.144	$0.168	$0.139	$(0.655)
___________________________________
(1)In connection with the Class Action Settlement, the Former Manager and Former CFO surrendered 19.9 million limited partner OP Units that were canceled during the three months ended December 31, 2019. Dilutive securities include unvested restricted stock units and stock options.
(2)Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.
(3)Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
FFO attributable to common stockholders and limited partners	$171,233	$155,943	$181,822	$149,433	$(657,147)

Acquisition-related expenses	1,050	1,169	1,523	1,168	1,199
Litigation and non-routine costs, net	105	(118)	(8,564)	8,659	832,024
Payments received on fully reserved loans	—	—	—	(133)	—
(Gain) loss on investments	(76)	142	541	—	28
Amortization of premiums and discounts on debt and investments, net	(201)	(362)	(689)	(1,479)	(1,177)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	788	748	504	692
Net direct financing lease adjustments	381	372	365	387	411
Amortization and write-off of deferred financing costs	3,114	2,898	2,841	5,305	3,319
(Gain) loss on extinguishment and forgiveness of debt, net	(61)	200	1,280	17,413	(975)
Straight-line rent	(12,595)	(3,404)	(2,054)	(7,107)	(5,470)
Equity-based compensation	2,991	3,857	2,602	2,934	2,924
Restructuring expenses	—	—	—	356	783
Other adjustments, net	379	441	228	(3,097)	1,138
Proportionate share of adjustments for unconsolidated entities	(166)	(843)	331	(493)	(128)
Adjustment for Excluded Properties	—	—	—	3	(41)
AFFO attributable to common stockholders and limited partners (1) (2)	$166,547	$161,083	$180,974	$173,853	$177,580

Weighted-average shares outstanding - basic	1,083,687,807	1,078,366,566	1,077,937,799	1,070,625,899	978,982,729
Effect of weighted-average Limited Partner OP Units and dilutive securities (3)	1,450,569	1,186,500	1,813,441	7,021,153	23,916,923
Weighted-average shares outstanding - diluted (4)	1,085,138,376	1,079,553,066	1,079,751,240	1,077,647,052	1,002,899,652

AFFO attributable to common stockholders and limited partners per diluted share (5)	$0.153	$0.149	$0.168	$0.161	$0.177
___________________________________
(1)AFFO for the three months ended September 30, 2020 and June 30, 2020, includes rental revenue that represents deferred rent of $3.9 million and $12.8 million related to deferral agreements executed through October 23, 2020, which qualify for the COVID-19 Lease Concessions Relief. As of October 23, 2020, the Company had collected $1.1 million of deferred rent.
(2)AFFO for the three months ended September 30, 2020, was negatively impacted by (i) abatements of $6.5 million, of which $5.9 million is third quarter rental revenue pursuant to lease amendments executed through September 30, 2020 and $0.6 million is second quarter rental revenue pursuant to lease amendments executed from July 1, 2020 through September 30, 2020, and (ii) a reduction to rental revenue of $9.2 million that was related to the impact of the COVID-19 pandemic, of which $5.1 million represented an increase to the general allowance and $4.1 million represented amounts not probable of collection at September 30, 2020 and such rental revenue will be recognized as cash is received. AFFO for the three months ended June 30, 2020, was negatively impacted by (i) $11.2 million of abated rental revenue pursuant to lease amendments executed through June 30, 2020, which increased the weighted average lease term for the related properties and (ii) a reduction to rental revenue of $4.7 million that was related to the impact of the COVID-19 pandemic, of which $0.9 million represented an increase to the general allowance for rental revenue that the Company believes it may abate as a result of lease amendments and $3.8 million represented amounts not probable of collection at June 30, 2020 and such rental revenue will be recognized as cash is received.
(3)In connection with the Class Action Settlement, the Former Manager and Former CFO surrendered 19.9 million limited partner OP Units that were canceled during the three months ended December 31, 2019. Dilutive securities include unvested restricted stock units and stock options.
(4)Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.
(5)Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 13

Q3 2020 SUPPLEMENTAL INFORMATION

EBITDAre and Normalized EBITDA (unaudited, in thousands)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net income (loss)	$97,983	$54,239	$86,863	$71,168	$(741,529)
Adjustments:
Interest expense	66,935	65,613	64,696	69,628	67,889
Depreciation and amortization	109,191	110,599	124,080	112,307	115,111
Provision for income taxes	1,054	1,053	1,048	719	1,168
Proportionate share of adjustments for unconsolidated entities	2,451	1,775	1,761	1,603	1,337
Gain on disposition of real estate assets, net	(42,814)	(8,795)	(25,249)	(41,541)	(18,520)
Impairment of real estate	16,397	12,094	8,380	22,851	3,944
EBITDAre	$251,197	$236,578	$261,579	$236,735	$(570,600)
Payments received on fully reserved loans	—	—	—	(133)	—
Acquisition-related expenses	1,050	1,169	1,523	1,168	1,199
Litigation and non-routine costs, net	105	(118)	(8,564)	8,659	832,024
(Gain) loss on investments	(76)	142	541	—	28
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	788	748	504	692
(Gain) loss on extinguishment and forgiveness of debt, net	(61)	200	1,280	17,413	(975)
Net direct financing lease adjustments	381	372	365	387	411
Restructuring expenses	—	—	—	356	783
Other adjustments, net	(8)	54	(205)	(3,511)	724
Proportionate share of adjustments for unconsolidated entities	(48)	(706)	(36)	(43)	97
Adjustment for Excluded Properties	—	—	—	3	(57)
Normalized EBITDA (1) (2)	$252,933	$238,479	$257,231	$261,538	$264,326
___________________________________
(1)Normalized EBITDA for the three months ended September 30, 2020 and June 30, 2020, includes rental revenue that represents deferred rent of $3.9 million and $12.8 million related to deferral agreements executed through October 23, 2020, which qualify for the COVID-19 Lease Concessions Relief. As of October 23, 2020, the Company had collected $1.1 million of deferred rent.
(2)During the three months ended September 30, 2020, the Company abated $6.5 million of rental revenue, of which $5.9 million is third quarter rental revenue pursuant to lease amendments executed through September 30, 2020 and $0.6 million is second quarter rental revenue pursuant to lease amendments executed from July 1, 2020 through September 30, 2020. In accordance with ASC 842, the Company recorded $5.7 million as straight-line rent in the three months ended September 30, 2020 and reduced rental income by $0.8 million related to the lease amendments. Normalized EBITDA was also negatively impacted by a reduction to rental revenue of $10.2 million that was related to the impact of the COVID-19 pandemic, of which $5.1 million represented an increase to the general allowance and $4.1 million represented amounts not probable of collection at September 30, 2020 and such rental revenue will be recognized as cash is received, and $1.0 million was for straight-line rent receivables. Normalized EBITDA for the three months ended June 30, 2020, was negatively impacted by (i) $11.2 million of abated rental revenue pursuant to lease amendments executed through June 30, 2020, which increased the weighted average lease term for the related properties and (ii) a reduction to rental revenue of $8.4 million that was related to the impact of the COVID-19 pandemic, of which $0.9 million represented an increase to the general allowance for rental revenue that the Company believes it may abate as a result of lease amendments and $3.8 million represented amounts not probable of collection at June 30, 2020 and such rental revenue will be recognized as cash is received, and $3.7 million was for straight-line rent receivables.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 14

Q3 2020 SUPPLEMENTAL INFORMATION

Net Operating Income (unaudited, dollars in thousands)

NOI and Cash NOI

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Rental revenue - as reported (1)	$293,692	$278,576	$298,586	$305,363	$302,985
Property operating expense - as reported	(31,400)	(29,098)	(30,490)	(34,066)	(30,822)
NOI	262,292	249,478	268,096	271,297	272,163
Adjustments:
Straight-line rent	(12,595)	(3,404)	(2,054)	(7,107)	(5,470)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	788	748	504	692
Net direct financing lease adjustments	381	372	365	387	411
Proportionate share of amounts for unconsolidated entities	2,876	2,475	2,404	1,920	1,817
Adjustment for Excluded Properties	—	—	—	3	(54)
Cash NOI (2) (3)	$253,347	$249,709	$269,559	$267,004	$269,559
___________________________________
(1)Rental revenue includes percentage rent of $1.0 million, $1.4 million, $1.4 million, $1.4 million and $0.9 million for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.
(2)Cash NOI for the three months ended September 30, 2020 and June 30, 2020, includes rental revenue that represents deferred rent of $3.9 million and $12.8 million related to deferral agreements executed through October 23, 2020, which qualify for the COVID-19 Lease Concessions Relief. As of October 23, 2020, the Company had collected $1.1 million of deferred rent.
(3)Cash NOI for the three months ended September 30, 2020, was negatively impacted by (i) abatements of $6.5 million, of which $5.9 million is third quarter rental revenue pursuant to lease amendments executed through September 30, 2020 and $0.6 million is second quarter rental revenue pursuant to lease amendments executed from July 1, 2020 through September 30, 2020, and (ii) a reduction to rental revenue of $9.2 million that was related to the impact of the COVID-19 pandemic, of which $5.1 million represented an increase to the general allowance and $4.1 million represented amounts not probable of collection at September 30, 2020 and such rental revenue will be recognized as cash is received. Cash NOI for the three months ended June 30, 2020, was negatively impacted by (i) $11.2 million of abated rental revenue pursuant to lease amendments executed through June 30, 2020, which increased the weighted average lease term for the related properties and (ii) a reduction to rental revenue of $4.7 million that was related to the impact of the COVID-19 pandemic, of which $0.9 million represented an increase to the general allowance for rental revenue that the Company believes it may abate as a result of lease amendments and $3.8 million represented amounts not probable of collection at June 30, 2020 and such rental revenue will be recognized as cash is received.

Normalized Cash NOI

Three Months Ended
September 30, 2020
Cash NOI	$253,347
Adjustments for intra-quarter acquisitions and dispositions (1)	(4,832)
Normalized Cash NOI	$248,515
___________________________________
(1)The adjustment eliminates Cash NOI for properties acquired, including those acquired by unconsolidated joint ventures, and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. The adjustment also eliminates Cash NOI for properties disposed of during the three months ended September 30, 2020.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 15

Q3 2020 SUPPLEMENTAL INFORMATION

Same Store Contract Rental Revenue (unaudited, dollars in thousands)

The Company reviews the stabilized operating results from properties that we refer to as "same store." In determining the same store property pool, we include Operating Properties and properties owned by unconsolidated joint ventures that were owned for the entirety of both the current and prior reporting periods, except for development or redevelopment properties. The following tables show the Company's same store portfolio statistics, which for the three months ended September 30, 2020 included 3,760(1) Operating Properties, with 85.3 million aggregate square feet, acquired prior to July 1, 2019 and owned through September 30, 2020 and the pro rata share of Contract Rental Revenue from properties owned by unconsolidated joint ventures.

	Three Months Ended September 30,		Increase/(Decrease)
	2020	2019	$ Change	% Change
Contract Rental Revenue (2)	$251,286	$261,156	$(9,870)	(3.8)%
Economic Occupancy Rate	98.4%	99.3%	N/A	(0.9)%

		Contract Rental Revenue
	Number of	Three Months Ended September 30,		Increase/(Decrease)
	Properties	2020	2019	$ Change	% Change
Retail	2,006	$112,852	$114,552	$(1,700)	(1.5)%
Restaurant	1,529	46,339	54,521	(8,182)	(15.0)%
Industrial	145	45,284	44,733	551	1.2%
Office	72	46,776	47,316	(540)	(1.1)%
Other (3)	8	35	34	1	2.9%
Total	3,760	$251,286	$261,156	$(9,870)	(3.8)%

___________________________________
(1)Development and expansion properties are included in the same store population if the placed in service date was prior to July 1, 2019.
(2)Same Store Contract Rental Revenue for the three months ended September 30, 2020, includes contract rental revenue that represents deferred rent of $3.5 million related to deferral agreements executed through October 23, 2020, which qualify for the COVID-19 Lease Concessions Relief.
(3)Other properties include billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 16

Q3 2020 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (unaudited, dollars in thousands)

Principal Payments Due	Total	2020	2021	2022	2023	2024	2025	2026	Thereafter
Mortgage notes payable	$1,334,098	$859	$314,084	$266,951	$124,217	$621,021	$1,078	$1,138	$4,750
Unsecured credit facility	900,000	—	—	—	900,000	—	—	—	—
Corporate bonds	3,450,000	—	—	—	—	500,000	550,000	600,000	1,800,000
Convertible notes	252,719	252,719	—	—	—	—	—	—	—
Proportionate share of amounts for unconsolidated entities	106,516	—	—	—	20,510	53,850	—	—	32,156
Total Adjusted Principal Outstanding	$6,043,333	$253,578	$314,084	$266,951	$1,044,727	$1,174,871	$551,078	$601,138	$1,836,906

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable	22.0%	4.99%	2.3
Unsecured credit facility	14.9%	3.59%	2.6
Corporate bonds	57.1%	4.07%	6.4
Convertible notes	4.2%	3.75%	0.2
Proportionate share of amounts for unconsolidated entities	1.8%	2.95%	4.4
Total	100.0%	4.17%	4.6

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	76.2%	3.96%	5.3
Total secured debt	23.8%	4.84%	2.5
Total	100.0%	4.17%	4.6

Total fixed-rate debt (1)	99.4%	4.18%	4.6
Total variable-rate debt	0.6%	2.55%	1.7
Total	100.0%	4.17%	4.6

Preferred Equity	Balance (2)	Percent of Total Preferred Equity	Dividend Rate
Series F preferred stock	$473,025	100.0%	6.7%
___________________________________
(1)Includes $900.0 million of variable rate debt effectively fixed through the use of interest rate swap agreements.
(2)Balance represents 18.9 million shares of Series F Preferred Stock (and 18.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at September 30, 2020, multiplied by the liquidation preference of $25 per share.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 17

Q3 2020 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (cont.) (unaudited, dollars in millions)

Debt Maturities
$1,200
$800
$400
$0
$254
$314
$267
$1,045
$1,175
$551
$601
$633
$601
$601
$1
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Mortgage notes payable
Unsecured credit facility
Corporate bonds
Convertible notes
Proportionate share of amounts for unconsolidated entities

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 18

Q3 2020 SUPPLEMENTAL INFORMATION

Credit Facility and Corporate Bond Covenants (unaudited)

The following is a summary of key financial covenants for the Company's unsecured credit facility and corporate bonds, as defined and calculated per the terms of the facility's credit agreement and the bonds' governing documents, respectively. These calculations, which are not based on GAAP measurements, are presented to investors to show that the Company is in compliance with the financial covenants and are not measures of our liquidity or performance. As of September 30, 2020, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Unsecured Credit Facility Key Covenants	Required	September 30, 2020
Ratio of total indebtedness to total asset value	≤ 60%	40.1%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	3.13x
Ratio of secured indebtedness to total asset value	≤ 45%	8.3%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60%	38.7%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 1.75x	4.50x

Corporate Bond Key Covenants	Required	September 30, 2020
Limitation on incurrence of total debt	≤ 65%	39.3%
Limitation on incurrence of secured debt	≤ 40%	8.9%
Debt service coverage	≥ 1.5x	3.84x
Maintenance of total unencumbered assets	≥ 150%	269.8%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 19

Q3 2020 SUPPLEMENTAL INFORMATION

Dispositions (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's disposition activity and the related gains/losses during the three months ended September 30, 2020.

Real Estate	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (1)	Weighted Average Cash Cap Rate (2)	Sale Price	Gain (Loss)
Office partnership (3)	1	167	9.4	7.3%	$39,841	$(1,651)
Red Lobster - GGC Participation (4)	1	8	24.0	7.3%	2,145	(30)
Other restaurants	2	5	7.6	8.3%	1,045	180
Other office	2	330	6.6	5.6%	110,575	44,150
Vacant and other (5)	10	46	N/A	N/A	4,645	281
Total real estate dispositions	16	556	7.6	6.1%	$158,251	$42,930
Held for sale assets						(116)
Total gain on disposition of real estate, net						$42,814
___________________________________
(1)Represents the remaining lease term from the date of sale.
(2)Excludes certain properties' cash cap rates considered not meaningful due to factors such as physical and economic vacancy or short remaining lease terms. Of the $158.3 million of dispositions, $150.0 million was used in the total weighted average cash cap rate calculation of 6.1%
(3)The Company sold one consolidated property to the office partnership, in which the Company owns a 20% equity interest, for an aggregate gross sales price of $49.8 million. The sale price in the table represents 80% of the gross sales price. The cash cap rate of 7.3% is based on the estimated future 12-month Cash NOI from the date the property was expected to be added to the partnership in the first quarter of 2020.
(4)The Red Lobster property was sold under an agreement with the tenant, under which the tenant received a portion of the sales proceeds. The sales price and cash cap rate presented are based on our proceeds after making the participation payment to the tenant. The cash cap rate on the gross sales price of $2.5 million was 6.2%.
(5)Represents six vacant retail properties and four vacant restaurants.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 20

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Rental Income)

Tenant Diversification

Red Lobster
4.8%
Dollar Tree/Family Dollar
3.6%
Dollar General
3.2%
Walgreens
3.0%
CVS
2.7%
FedEx
2.7%
BJ's Wholesale Club
1.9%
LA Fitness
1.9%
Albertson's
1.7%
PetSmart
1.6%

___________________________________________________
___________________________________________________

Lease Expirations
0.5%
5.8%
6.4%
5.6%
11.1%
6.3%
7.2%
8.7%
6.6%
5.3%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

Geographic Diversification
Texas
12.6%
Ohio
6.1%
Illinois
6.0%
Florida
5.8%
Georgia
3.8%
California
3.6%
Indiana
3.6%
Pennsylvania
3.5%
North Carolina
3.2%
New Jersey
3.2%

___________________________________________________

MSA Diversification
Chicago, IL
5.1%
Dallas, TX
4.1%
Atlanta, GA
2.3%
New York, NY
2.2%
Houston, TX
2.2%
Phoenix, AZ
2.1%
Boston, MA
1.9%
Philadelphia, PA
1.9%
Cincinnati, OH
1.6%
Indianapolis, IN
1.6%

___________________________________________________

Statistics (square feet in thousands)

Operating Properties	3,820
Rentable Square Feet	88,869
Economic Occupancy Rate	98.5%
Weighted Average Remaining Lease Term	8.4
Investment-Grade Tenants	37.7%
Flat leases	19.3%
NNN leases	63.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 21

Q3 2020 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Tenant Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,510	1.7%	$52,820	4.8%	CCC+
Dollar Tree/Family Dollar	122	3,381	3.8%	38,707	3.6%	BBB-
Dollar General	410	3,794	4.3%	34,999	3.2%	BBB
Walgreens	93	1,321	1.5%	32,797	3.0%	BBB
CVS	91	1,304	1.5%	28,929	2.7%	BBB
FedEx	42	2,741	3.1%	28,905	2.7%	BBB
BJ's Wholesale Club	3	2,223	2.5%	20,800	1.9%	BB-
LA Fitness	24	1,049	1.2%	20,418	1.9%	CCC+
Albertson's	26	1,536	1.7%	18,628	1.7%	B+
PetSmart	13	884	1.0%	17,588	1.6%	B-
Total	849	19,743	22.3%	$294,591	27.1%

Tenant Industry Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Restaurants - Casual Dining	303	3,756	4.2%	$132,889	12.2%
Manufacturing	50	16,332	18.4%	96,195	8.8%
Restaurants - Quick Service	773	3,038	3.4%	93,891	8.6%
Retail - Discount	560	9,074	10.2%	90,566	8.3%
Retail - Pharmacy	199	3,025	3.4%	68,598	6.3%
Retail - Home & Garden	110	8,808	9.9%	63,958	5.9%
Retail - Grocery & Supermarket	68	4,295	4.8%	49,654	4.6%
Retail - Motor Vehicle	183	6,138	6.9%	48,827	4.5%
Finance	161	1,975	2.2%	43,038	3.9%
Professional Services	46	3,120	3.5%	40,235	3.7%
Total	2,453	59,561	66.9%	$727,851	66.8%

Geographic Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Texas	541	10,677	12.0%	$137,862	12.6%
Ohio	276	8,495	9.6%	67,026	6.1%
Illinois	154	4,674	5.3%	64,875	6.0%
Florida	249	4,277	4.8%	63,587	5.8%
Georgia	167	3,403	3.8%	40,896	3.8%
California	61	3,324	3.7%	39,484	3.6%
Indiana	131	4,499	5.1%	38,934	3.6%
Pennsylvania	102	3,761	4.2%	38,578	3.5%
North Carolina	148	3,259	3.7%	34,953	3.2%
New Jersey	30	1,609	1.8%	34,672	3.2%
Total	1,859	47,978	54.0%	$560,867	51.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 22

Q3 2020 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Metropolitan Statistical Area (MSA) Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Chicago, IL	98	3,987	4.5%	$55,327	5.1%
Dallas, TX	108	3,657	4.1%	44,823	4.1%
Atlanta, GA	72	2,438	2.7%	25,292	2.3%
New York, NY	24	1,094	1.2%	24,283	2.2%
Houston, TX	86	2,337	2.6%	24,188	2.2%
Phoenix, AZ	48	1,327	1.5%	22,911	2.1%
Boston, MA	20	1,505	1.7%	21,158	1.9%
Philadelphia, PA	37	1,133	1.3%	20,169	1.9%
Cincinnati, OH	40	2,264	2.5%	17,749	1.6%
Indianapolis, IN	41	1,721	1.9%	17,138	1.6%
Total	574	21,463	24.0%	$273,038	25.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 23

Q3 2020 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Rental Income (unaudited, square feet and dollars in thousands)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,510	1.7%	$52,820	4.8%	CCC+
Dollar Tree/Family Dollar	122	3,381	3.8%	38,707	3.6%	BBB-
Dollar General	410	3,794	4.3%	34,999	3.2%	BBB
Walgreens	93	1,321	1.5%	32,797	3.0%	BBB
CVS	91	1,304	1.5%	28,929	2.7%	BBB
FedEx	42	2,741	3.1%	28,905	2.7%	BBB
BJ's Wholesale Club	3	2,223	2.5%	20,800	1.9%	BB-
LA Fitness	24	1,049	1.2%	20,418	1.9%	CCC+
Albertson's	26	1,536	1.7%	18,628	1.7%	B+
PetSmart	13	884	1.0%	17,588	1.6%	B-
Goodyear	7	4,728	5.3%	17,421	1.6%	B+
Tractor Supply (1)	61	1,274	1.4%	16,583	1.5%	NR
General Service Administration	14	704	0.8%	16,073	1.5%	AA+
At Home	5	1,406	1.6%	12,235	1.1%	B-
Advance Auto Parts	104	716	0.8%	11,890	1.1%	BBB-
Home Depot	9	1,751	2.0%	11,836	1.1%	A
Lowe's	14	1,751	2.0%	11,442	1.0%	BBB+
Merrill Lynch	1	482	0.5%	11,104	1.0%	A-
Total	1,064	32,555	36.7%	$403,175	37.0%
___________________________________
(1)On October 21, 2020, Tractor Supply received an investment-grade rating of BBB.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 24

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification: Tenant Industry (unaudited, square feet and dollars in thousands)

Industry	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Administration & Support Services	3	425	0.5%	$3,960	0.4%
Agricultural	2	137	0.2%	1,245	0.1%
Education	5	219	0.2%	2,155	0.2%
Entertainment & Recreation	36	1,650	1.9%	39,441	3.6%
Finance	161	1,975	2.2%	43,038	3.9%
Government & Public Services	19	859	1.0%	17,757	1.6%
Healthcare	8	802	0.9%	11,458	1.1%
Information & Communication	5	389	0.4%	5,351	0.5%
Insurance	12	1,155	1.3%	24,100	2.2%
Logistics	45	3,443	3.9%	34,660	3.2%
Manufacturing	50	16,332	18.4%	96,195	8.8%
Mining & Natural Resources	5	424	0.5%	6,793	0.6%
Other Services	10	474	0.5%	3,956	0.4%
Professional Services	46	3,120	3.5%	40,235	3.7%
Rental	11	734	0.8%	7,033	0.6%
Restaurants - Casual Dining	303	3,756	4.2%	132,889	12.2%
Restaurants - Quick Service	773	3,038	3.4%	93,891	8.6%
Retail - Apparel & Jewelry	11	1,365	1.5%	16,122	1.5%
Retail - Department Stores	12	1,020	1.2%	8,224	0.8%
Retail - Discount	560	9,074	10.2%	90,566	8.3%
Retail - Electronics & Appliances	15	1,589	1.8%	10,557	1.0%
Retail - Gas & Convenience	125	694	0.8%	33,240	3.1%
Retail - Grocery & Supermarket	68	4,295	4.8%	49,654	4.6%
Retail - Hobby, Books & Music	15	2,104	2.4%	12,858	1.2%
Retail - Home & Garden	110	8,808	9.9%	63,958	5.9%
Retail - Home Furnishings	43	2,492	2.8%	27,572	2.5%
Retail - Internet	1	1,423	1.6%	6,797	0.6%
Retail - Medical Services	65	555	0.6%	12,377	1.1%
Retail - Motor Vehicle	183	6,138	6.9%	48,827	4.5%
Retail - Office Supply	3	56	0.1%	587	0.1%
Retail - Pet Supply	17	942	1.1%	18,644	1.7%
Retail - Pharmacy	199	3,025	3.4%	68,598	6.3%
Retail - Specialty (Other)	21	599	0.7%	5,925	0.5%
Retail - Sporting Goods	21	1,719	1.9%	22,924	2.1%
Retail - Warehouse Clubs	5	2,466	2.8%	22,989	2.1%
Other	18	227	0.2%	5,378	0.4%
Total	2,986	87,523	98.5%	$1,089,954	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 25

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
United States
Alabama	151	1,719	1.9%	$27,118	2.5%
Alaska	3	25	—%	806	0.1%
Arizona	76	1,939	2.2%	32,510	3.0%
Arkansas	94	1,179	1.3%	13,905	1.3%
California	61	3,324	3.7%	39,484	3.6%
Colorado	45	1,680	1.9%	25,633	2.4%
Connecticut	14	80	0.1%	2,133	0.2%
Delaware	7	69	0.1%	1,307	0.1%
Florida	249	4,277	4.8%	63,587	5.8%
Georgia	167	3,403	3.8%	40,896	3.8%
Idaho	16	130	0.1%	3,136	0.3%
Illinois	154	4,674	5.3%	64,875	6.0%
Indiana	131	4,499	5.1%	38,934	3.6%
Iowa	46	1,067	1.2%	12,390	1.1%
Kansas	41	2,207	2.5%	10,547	1.0%
Kentucky	74	1,966	2.2%	21,583	2.0%
Louisiana	88	2,688	3.0%	27,076	2.5%
Maine	26	703	0.8%	9,066	0.8%
Maryland	27	596	0.7%	14,289	1.3%
Massachusetts	27	2,251	2.5%	26,145	2.4%
Michigan	163	1,941	2.2%	32,981	3.0%
Minnesota	52	793	0.9%	12,547	1.2%
Mississippi	73	1,907	2.1%	14,591	1.3%
Missouri	146	1,679	1.9%	22,584	2.1%
Montana	9	115	0.1%	2,008	0.2%
Nebraska	19	335	0.4%	5,877	0.5%
Nevada	28	717	0.8%	8,455	0.8%
New Hampshire	16	240	0.3%	4,101	0.4%
New Jersey	30	1,609	1.8%	34,672	3.2%
New Mexico	41	763	0.9%	10,092	0.9%
New York	69	1,483	1.7%	26,081	2.4%
North Carolina	148	3,259	3.7%	34,953	3.2%
North Dakota	12	211	0.2%	4,406	0.4%
Ohio	276	8,495	9.6%	67,026	6.1%
Oklahoma	75	1,773	2.0%	25,277	2.3%
Oregon	12	85	0.1%	1,918	0.2%
Pennsylvania	102	3,761	4.2%	38,578	3.5%
Rhode Island	4	141	0.2%	2,259	0.2%
South Carolina	100	2,198	2.5%	22,246	2.0%
South Dakota	11	172	0.2%	2,062	0.2%
Tennessee	105	2,875	3.2%	28,227	2.6%
Texas	541	10,677	12.0%	137,862	12.6%
Utah	11	515	0.6%	5,801	0.5%
Vermont	6	53	0.1%	1,140	0.1%
Virginia	98	2,462	2.8%	29,604	2.7%
Washington	26	607	0.7%	10,521	1.0%
West Virginia	36	227	0.2%	5,380	0.5%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 26

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (cont.) (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Wisconsin	104	1,164	1.3%	19,799	1.8%
Wyoming	7	48	—%	1,151	0.1%
Territories
Puerto Rico	3	88	0.1%	2,335	0.2%
Total	3,820	88,869	100.0%	$1,089,954	100.0%

Percentages based on Annualized Rental Income.

Puerto Rico: 3 Properties, 0.2%
PACIFIC NORTHWEST
73 Properties
1.8%
NORTHEAST
192 Properties
9.7%
MIDWEST
879 Properties
20.8%
MID-ATLANTIC
620 Properties
16.3%
PACIFIC SOUTHWEST
262 Properties
11.2%
SOUTHWEST
798 Properties
18.7%
SOUTHEAST
993 Properties
21.3%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 27

Q3 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2020	31	855	1.1%	$5,442	0.5%
2021	155	7,199	8.0%	62,806	5.8%
2022	231	7,688	8.7%	70,066	6.4%
2023	268	4,583	5.2%	60,638	5.6%
2024	250	9,899	11.2%	120,596	11.1%
2025	301	5,232	6.0%	68,354	6.3%
2026	234	7,858	8.8%	78,202	7.2%
2027	329	6,766	7.6%	94,674	8.7%
2028	326	5,938	6.6%	71,902	6.6%
2029	144	6,011	6.8%	57,793	5.3%
Thereafter	717	25,494	28.5%	399,481	36.5%
Total	2,986	87,523	98.5%	$1,089,954	100.0%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 28

Q3 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2020
Retail	15	137	0.2%	$1,032	0.1%
Restaurant	11	62	0.1%	1,076	0.1%
Industrial	1	413	0.5%	612	0.1%
Office	3	243	0.3%	2,722	0.2%
Other (1)	1	—	—%	—	—%
Total 2020	31	855	1.1%	$5,442	0.5%

2021
Retail	56	742	0.8%	$11,599	1.1%
Restaurant	70	352	0.4%	8,831	0.8%
Industrial	9	4,558	5.1%	16,399	1.5%
Office	18	1,547	1.7%	25,917	2.4%
Other (1)	2	—	—%	60	—%
Total 2021	155	7,199	8.0%	$62,806	5.8%

2022
Retail	142	1,555	1.8%	$24,568	2.2%
Restaurant	53	246	0.3%	6,640	0.6%
Industrial	22	4,730	5.3%	16,935	1.6%
Office	13	1,157	1.3%	21,850	2.0%
Other (1)	1	—	—%	73	—%
Total 2022	231	7,688	8.7%	$70,066	6.4%

2023
Retail	166	2,297	2.6%	$30,358	2.8%
Restaurant	73	295	0.3%	7,842	0.7%
Industrial	18	1,411	1.6%	12,195	1.1%
Office	7	580	0.7%	10,040	1.0%
Other (1)	4	—	—%	203	—%
Total 2023	268	4,583	5.2%	$60,638	5.6%

___________________________________
(1)Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 29

Q3 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2024
Retail	137	2,412	2.7%	$34,830	3.2%
Restaurant	73	315	0.4%	8,267	0.8%
Industrial	13	3,533	4.0%	16,430	1.5%
Office	25	3,639	4.1%	60,875	5.6%
Other (1)	2	—	—%	194	—%
Total 2024	250	9,899	11.2%	$120,596	11.1%

2025
Retail	193	2,446	2.8%	$33,951	3.1%
Restaurant	89	349	0.4%	9,913	0.9%
Industrial	13	1,854	2.1%	15,066	1.4%
Office	6	583	0.7%	9,424	0.9%
Total 2025	301	5,232	6.0%	$68,354	6.3%

2026
Retail	98	1,787	2.0%	$22,627	2.1%
Restaurant	112	488	0.5%	16,914	1.6%
Industrial	14	4,804	5.4%	21,704	2.0%
Office	9	779	0.9%	16,811	1.5%
Other (1)	1	—	—%	146	—%
Total 2026	234	7,858	8.8%	$78,202	7.2%

2027
Retail	243	3,854	4.3%	$50,957	4.7%
Restaurant	73	606	0.7%	23,193	2.1%
Industrial	9	1,751	2.0%	12,365	1.1%
Office	4	555	0.6%	8,159	0.8%
Total 2027	329	6,766	7.6%	$94,674	8.7%
___________________________________
(1)Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 30

Q3 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2028
Retail	189	2,957	3.3%	$38,735	3.6%
Restaurant	111	483	0.5%	13,313	1.2%
Industrial	19	2,166	2.4%	14,524	1.3%
Office	7	332	0.4%	5,330	0.5%
Total 2028	326	5,938	6.6%	$71,902	6.6%

2029
Retail	84	2,214	2.5%	$26,694	2.4%
Restaurant	52	321	0.4%	10,173	0.9%
Industrial	6	3,023	3.4%	13,810	1.3%
Office	2	453	0.5%	7,116	0.7%
Total 2029	144	6,011	6.8%	$57,793	5.3%

Thereafter
Retail	356	12,822	14.4%	$214,007	19.6%
Restaurant	333	3,205	3.6%	118,212	10.8%
Industrial	19	8,660	9.6%	49,012	4.5%
Office	5	807	0.9%	18,035	1.6%
Other (1)	4	—	—%	215	—%
Total Thereafter	717	25,494	28.5%	$399,481	36.5%

Total Remaining Lease Expirations	2,986	87,523	98.5%	$1,089,954	100.0%
___________________________________
(1)Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 31

Q3 2020 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited)

Rent Escalations
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Fixed dollar or percent increase	1,899	62,115	69.9%	$773,345	70.9%
CPI	166	7,289	8.2%	106,709	9.8%
Flat	921	18,119	20.4%	209,900	19.3%
Total	2,986	87,523	98.5%	$1,089,954	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 32

Q3 2020 SUPPLEMENTAL INFORMATION

Lease Summary (cont.) (unaudited)

Tenant Expense Obligation
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
NNN	2,100	53,160	59.8%	$692,411	63.5%
NN	857	33,187	37.4%	370,617	34.0%
Other (1)	29	1,176	1.3%	26,926	2.5%
Total	2,986	87,523	98.5%	$1,089,954	100.0%
___________________________________
(1)Includes gross, modified gross, and billboard leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 33

Q3 2020 SUPPLEMENTAL INFORMATION

Property Type Diversification and Rent Coverage (unaudited, square feet and dollars in thousands)

Property Type Diversification

Property Type	Number of Properties (1)	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail (1)	2,062	33,827	38.1%	$489,358	44.9%
Restaurant	1,529	7,045	7.9%	224,374	20.6%
Industrial	147	36,912	41.5%	189,052	17.3%
Office	72	11,085	12.5%	186,279	17.1%
Other (2)	10	—	—%	891	0.1%
Total	3,820	88,869	100.0%	$1,089,954	100.0%
___________________________________
(1) Includes six anchored shopping centers, representing 1.1% of Annualized Rental Income.
(2) Includes redevelopment property, billboards, construction in progress, land and parking lots.

Rent Coverage
The following table shows weighted-average rent coverage for retail and restaurant properties calculated as our tenants' property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period, divided by annualized September 2020 rent per the lease terms. (1) (2)

Property Type	Number of Properties (3)	2020 Rent Coverage
Retail and Restaurant	1,463	2.39x
__________________________________
(1)52.5% of tenant financial information analyzed reflects periods ended March 31, 2020 or prior.
(2)In certain cases, property level EBITDAR reflects a period of less than twelve months, annualized.
(3)Property level performance data was collected for 92.8% of retail and restaurant properties required to provide unit level financial information, representing 44.8% of retail and restaurant properties owned at September 30, 2020 (excluding vacant and dark properties; percentages based on property count).

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 34

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Retail (unaudited, percentages based on Annualized Rental Income of the retail properties)

____________________________________________________
______________________________________________________

Lease Expirations
0.2%
2.4%
5.0%
6.2%
7.1%
6.9%
4.6%
10.4%
7.9%
5.5%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

Geographic Diversification
Texas
13.9%
Florida
6.0%
Ohio
5.3%
Illinois
5.0%
Michigan
4.7%
Georgia
4.1%
North Carolina
3.5%
Arizona
3.5%
Alabama
3.3%
Louisiana
3.1%

_________________________________________________

MSA Diversification

Chicago, IL
4.5%
Dallas, TX
3.0%
Atlanta, GA
2.4%
Austin, TX
2.0%
Detroit, MI
1.9%
Miami, FL
1.8%
Houston, TX
1.8%
Phoenix, AZ
1.8%
Cleveland, OH
1.6%
TX non-metropolitan
1.6%

_________________________________________________

Statistics (square feet in thousands)

Operating Properties	2,062
Rentable Square Feet	33,827
Economic Occupancy Rate	98.2%
Weighted Average Remaining Lease Term	8.9
Investment-Grade Tenants (1)	46.4%
Flat leases	28.1%
NNN leases	66.4%
___________________________________
(1)On October 21, 2020, Tractor Supply received an investment-grade rating (previously not rated). Including Tractor Supply's Annualized Rental Income, approximately 49.7% of the Company's retail Annualized Rental Income at September 30, 2020 would have been earned from Investment-Grade Tenants.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 35

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Restaurants (unaudited, percentages based on Annualized Rental Income of the retail properties)

Tenant Diversification

______________________________________________________

Industry Diversification
Restaurants - Casual Dining
58.6%
Restaurants - Quick Service
41.4%

______________________________________________________

Lease Expirations

0.5%
3.9%
3.0%
3.5%
3.7%
4.4%
7.5%
10.3%
5.9%
4.5%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

Geographic Diversification

Texas
Florida
Ohio
Georgia
Michigan
Illinois
North Carolina
Virginia
Indiana
Alabama
11.2%
9.1%
8.5%
6.4%
4.4%
4.3%
4.0%
3.8%
3.7%
3.4%

_________________________________________________

MSA Diversification

Dallas, TX
3.0%
Atlanta, GA
3.0%
Chicago, IL
2.7%
Houston, TX
2.2%
Tampa, FL
2.1%
Detroit, MI
2.0%
Phoenix, AZ
1.5%
Miami, FL
1.5%
Philadelphia, PA
1.4%
Washington, DC
1.4%

_________________________________________________

Statistics (square feet in thousands)

Operating Properties	1,529
Rentable Square Feet	7,045
Economic Occupancy Rate	95.4%
Weighted Average Remaining Lease Term	11.4
Investment-Grade Tenants	3.4%
Flat leases	9.2%
NNN leases	99.2%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Industrial (unaudited, percentages based on Annualized Rental Income of the retail properties)

Tenant Diversification

FedEx
15.2%
Goodyear
8.8%
Bed Bath & Beyond
5.1%
Graphic Packaging
4.3%
Bi-Lo, LLC
4.0%
Rubbermaid
3.6%
Amazon
3.6%
General Mills
3.5%
Hanesbrands
3.3%
Home Depot
3.1%

____________________________________________________
______________________________________________________

Lease Expirations

0.3%
8.7%
9.0%
6.5%
8.7%
8.0%
11.5%
6.5%
7.7%
7.3%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

Geographic Diversification
Texas
10.9%
Ohio
10.8%
Pennsylvania
6.9%
Indiana
6.1%
Florida
6.0%
Illinois
5.5%
California
5.2%
Louisiana
4.9%
North Carolina
4.6%
Tennessee
4.5%

_________________________________________________

MSA Diversification

Jacksonville, FL
4.9%
New York, NY
4.8%
Monroe, LA
4.3%
Dallas, TX
4.0%
Chicago, IL
3.6%
Winston, NC
3.3%
Memphis, TN
3.1%
Columbia, SC
2.9%
Virginia Beach, VA
2.6%
OH non-metropolitan
2.6%

_________________________________________________

Statistics (square feet in thousands)

Operating Properties	147
Rentable Square Feet	36,912
Economic Occupancy Rate	100.0%
Weighted Average Remaining Lease Term	7.2
Investment-Grade Tenants	37.3%
Flat leases	15.9%
NNN leases	53.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 37

Q3 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Office (unaudited, percentages based on Annualized Rental Income of the retail properties)

____________________________________________________
______________________________________________________

Lease Expirations
1.5%
13.9%
11.7%
5.4%
32.7%
5.1%
9.0%
4.4%
2.9%
3.8%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

Geographic Diversification

Texas
New Jersey
Illinois
Massachusetts
California
New York
Colorado
Arizona
Oklahoma
Indiana
12.8%
11.5%
11.0%
6.2%
5.9%
5.8%
5.3%
5.2%
4.9%
3.8%

_________________________________________________

MSA Diversification

Chicago, IL
11.0%
Dallas, TX
8.4%
Boston, MA
6.2%
Trenton, NJ
6.0%
New York, NY
5.8%
Buffalo, NY
5.4%
Phoenix, AZ
5.2%
San Diego, CA
4.7%
Washington, DC
4.2%
Indianapolis, IN
3.8%

_________________________________________________

Statistics (square feet in thousands)

Operating Properties	72
Rentable Square Feet	11,085
Economic Occupancy Rate	96.3%
Weighted Average Remaining Lease Term	4.5
Investment-Grade Tenants	56.8%
Flat leases	11.4%
NNN leases	23.2%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 38

Q3 2020 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (unaudited, square feet and dollars in thousands)

Unconsolidated Joint Venture Investments

Joint Venture	Legal Ownership Percentage (1)	Property Type	Number of Properties	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Rental Income	Pro Rata Share of Adjusted Principal Outstanding
Industrial partnership	20%	Industrial	7	$131,721	1,409	$8,154	$86,006
Office partnership	20%	Office	4	33,827	145	3,196	20,510
Faison JV Bethlehem GA	90%	Retail	1	40,130	295	3,544	—
Total				$205,678	1,849	$14,894	$106,516
__________________________________
(1)Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreements regarding capital contributions, distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns.

Acquisitions (1)
The following table summarizes property acquisition activity by the Company's unconsolidated joint ventures during the three months ended September 30, 2020.

Joint Venture	Number of Properties	Square Feet (2)	Purchase Price (2)
Industrial Partnership	1	457	$48,834	(3)
__________________________________
(1)Excludes properties contributed to unconsolidated joint ventures by the Company.
(2)Square feet and purchase price represent the Company's pro rata share based on its legal ownership percentage.
(3)The Company’s cash contribution to purchase the property was $18.7 million.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (unaudited, in thousands, except share and per share data)

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and our pro rata share of such revenues from properties owned by unconsolidated joint ventures. Annualized Rental Income excludes any adjustments to rental income due to changes in the collectability assessment, contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Cash Cap Rate equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at acquisition or disposition divided by the purchase or sale price. For properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For development projects, Cash Cap Rate equals the estimated future 12-month NOI from the date rent commences divided by the total estimated investment. For certain properties, the Cash Cap Rate is equal to future 12-month Contract Rental Revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Triple Net Leases.

Contract Rental Revenue includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and the Company's pro rata share of such revenues from properties owned by unconsolidated joint ventures. Contract Rental Revenue excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease, and omits the Contract Rental Revenue related to Excluded Properties. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of Contract Rental Revenue for the three months ended September 30, 2020 and 2019 (dollar amounts in thousands):

	Three Months Ended September 30,
	2020	2019
Rental revenue - as reported	$293,692	$302,985
Adjustments:
Costs reimbursed related to CAM, property operating expenses and ground leases	(25,341)	(25,965)
Straight-line rent	(12,595)	(5,470)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	692
Net direct financing lease adjustments	381	411
Other non-contract rental revenue	(3,404)	(38)
Proportionate share of amounts for unconsolidated entities	3,014	1,950
Contract Rental Revenue - Excluded Properties	—	(26)
Contract Rental Revenue	$256,140	$274,539

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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

COVID-19 Lease Concessions Relief refers to eligible concessions where, in accordance with the question-and-answer document, Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic, issued by the Financial Accounting Standards Board, the Company has elected to not apply the lease modification guidance in Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC 842”). Eligible concessions are changes to the lease agreement related to the effects of COVID-19 that provide a deferral of payments with no substantive changes to the consideration of the original contract. The Company accounts for eligible deferral concessions as if there were no changes made to the lease agreement and, accordingly, continues to recognize income and increases the lease receivable. Ineligible concessions are accounted for as a lease modification under ASC 842, which requires the Company to reevaluate the lease classification and remeasure and reallocate the consideration over the remaining lease term, and include any prepaid rent liabilities and accrued rent assets relating to the original lease as part of the lease payments for the modified lease.
CPI is a lease in which base rent is adjusted based on changes in a consumer price index.
Direct Financing Lease is a lease that requires specific treatment due to the significance of the lease payments from the inception of the lease compared to the fair value of the property, term of the lease, a transfer of ownership, or a bargain purchase option. These leases are recorded as a net asset on the balance sheet. The amount booked is calculated as the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term.

Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot).

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Economic Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet.
Enterprise Value equals the sum of the Implied Equity Market Capitalization, preferred stock and Net Debt.

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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met in order to better reflect the ongoing operations of the Company.
At and during the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, there were no Excluded Properties owned.
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Flat Lease is a lease that requires equal rent payments, with no increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.

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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total real estate investments, at cost - as reported	$14,610,097	$14,714,616	$14,751,458	$14,843,870	$14,925,539
Adjustments:
Investment in Cole REITs	6,943	6,867	7,009	7,552	7,552
Gross assets held for sale	2,379	54,046	104,064	36,210	91,444
Investment in direct financing leases, net	8,198	8,579	8,951	9,341	9,914
Mortgage notes receivable, net	15,727	9,959	—	—	—
Gross intangible lease liabilities	(227,165)	(236,324)	(236,378)	(242,898)	(244,908)
Proportionate share of amounts for unconsolidated entities	205,678	146,886	146,852	121,873	121,567
Gross Real Estate Investments	$14,621,857	$14,704,629	$14,781,956	$14,775,948	$14,911,108
Implied Equity Market Capitalization equals shares of common stock outstanding, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange.
Industry is derived from the North American Industry Classification System, NAICS, which is a system used by federal statistical agencies to classify business establishments, for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy.
Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (dollar amounts in thousands):

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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest expense - as reported	$66,935	$65,613	$64,696	$69,628	$67,889
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,212)	(2,995)	(2,924)	(5,395)	(3,254)
Amortization of net premiums	299	459	772	1,569	1,114
Proportionate share of amounts for unconsolidated entities	691	559	579	490	490
Interest Expense, excluding non-cash amortization - Excluded Properties	—	—	—	—	(16)
Interest Expense, excluding non-cash amortization	$64,713	$63,636	$63,123	$66,292	$66,223
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher.  The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased (including month-to-month agreements).
Metropolitan Statistical Area (MSA) is a large metropolitan area represented by a large group of zip codes, as defined by Real Capital Analytics.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. As discussed in the About the Data section, Net Debt at September 30, 2019 includes the impact of the amounts payable in cash pursuant to the Class Action Settlement. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Mortgage notes payable, net	$1,330,174	$1,393,652	$1,405,701	$1,528,134	$1,717,817
Corporate bonds, net	3,406,389	3,404,935	2,814,474	2,813,739	2,622,320
Convertible debt, net	252,077	270,152	319,120	318,183	397,726
Credit facility, net	896,630	896,314	1,767,306	1,045,669	895,351
Total debt - as reported	5,885,270	5,965,053	6,306,601	5,705,725	5,633,214
Deferred financing costs, net	39,204	41,152	37,896	39,721	39,807
Net discounts (premiums)	12,343	11,860	6,389	5,413	(4,322)
Principal Outstanding	5,936,817	6,018,065	6,350,886	5,750,859	5,668,699
Proportionate share of amounts for unconsolidated entities	106,516	68,360	68,360	53,850	53,850
Adjusted Principal Outstanding	$6,043,333	$6,086,425	$6,419,246	$5,804,709	$5,722,549
Cash and cash equivalents	(207,321)	(278,883)	(600,945)	(12,921)	(1,029,315)
Pro rata share of unconsolidated joint ventures' cash and cash equivalents	(3,776)	(3,433)	(2,567)	(1,480)	(1,046)
Amounts payable in cash pursuant to the Class Action Settlement	—	—	—	—	966,315
Net Debt	$5,832,236	$5,804,109	$5,815,734	$5,790,308	$5,658,503
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to our unconsolidated real estate joint ventures, impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses, litigation and non-routine costs, net and restructuring expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by unconsolidated joint ventures and omits the Cash NOI impact of Excluded Properties. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

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Q3 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (dollar amounts in thousands):

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total revenues	$295,278	$278,997	$299,182	$305,685	$303,301
Less total operating expenses	(172,917)	(168,962)	(170,965)	(196,373)	(998,366)
Partnership fee revenue	(1,586)	(421)	(596)	(322)	(316)
Acquisition-related expenses	1,050	1,169	1,523	1,168	1,199
Litigation and non-routine costs, net	105	(118)	(8,564)	8,659	832,024
General and administrative	14,774	16,120	15,056	16,966	14,483
Depreciation and amortization	109,191	110,599	124,080	112,307	115,111
Impairment of real estate	16,397	12,094	8,380	22,851	3,944
Restructuring expenses	—	—	—	356	783
NOI	262,292	249,478	268,096	271,297	272,163
Straight-line rent	(12,595)	(3,404)	(2,054)	(7,107)	(5,470)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	788	748	504	692
Net direct financing lease adjustments	381	372	365	387	411
Proportionate share of amounts for unconsolidated entities	2,876	2,475	2,404	1,920	1,817
Cash NOI - Excluded Properties	—	—	—	3	(54)
Cash NOI	$253,347	$249,709	$269,559	$267,004	$269,559
Normalized Cash NOI equals our Cash NOI for our most recently reported quarter and eliminates the Cash NOI for properties acquired or developments completed during the most recently reported quarter and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. Additionally, Normalized Cash NOI eliminates the Cash NOI contributed by properties disposed of during the most recently reported period. It is management's view that Normalized Cash NOI provides investors relevant and useful information because it reflects only the Cash NOI of properties owned as of the most recent reporting period. Normalized Cash NOI should not be considered as an alternative to operating income.
Normalized EBITDA Annualized equals Normalized EBITDA, for the respective quarter, multiplied by four.
Operating Properties refers to all properties owned and consolidated by the Company except Excluded Properties as of the reporting date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by unconsolidated joint ventures. Rentable Square Feet at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019 excludes the square feet of one redevelopment property.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income.

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